Vertex Energy Inc. 8-K

Exhibit 10.2

Intellectual Property Security Agreement

This Intellectual Property Security Agreement is made as of April 1, 2022 (this “IP Security Agreement”), by and between Vertex Energy Operating, LLC, a Texas limited liability company (“Grantor”), and Cantor Fitzgerald Securities, as administrative and collateral agent for Lenders (as defined below) (in such capacities, the “Agent”).

RECITALS

A.       Agent, Grantor and the lender(s) party thereto (collectively, the “Lenders”) are entering into that certain Loan and Security Agreement dated as of April 1, 2022 (as the same may be modified, amended, supplemented, restated, amended and restated, superseded or otherwise modified from time to time, the “LSA”) whereby the Lenders are to provide Term Loans and other financial accommodations to Grantor pursuant to the terms of the LSA. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LSA.

B.       It is a condition precedent to the effectiveness of the LSA that the parties hereto shall have executed and delivered this IP Security Agreement.

Now, Therefore, the parties hereto agree as follows:

1.        Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future Obligations under the Loan Documents, Grantor hereby grants Agent, for itself and the benefit of the Lenders, a security interest in and to Grantor’s entire right, title and interest in, to and under the following, now or hereafter existing, created, acquired or held by Grantor (all of which shall collectively be called the “IP Collateral”):

a.	Any and all Copyrights, including, without limitation, those U.S. applications and registrations set forth on Exhibit A attached hereto and incorporated herein by this reference (collectively, the “Copyrights”).

b.	Any and all Patents, including, without limitation, those U.S. applications and issued patents set forth on Exhibit B attached hereto and incorporated herein by this reference (collectively, the “Patents”);

c.	Any and all Trademarks, including, without limitation, those U.S. applications and registrations set forth on Exhibit C attached hereto and incorporated herein by this reference (collectively, the “Trademarks”);

d.	Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

e.	All amendments, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

f.	All proceeds and products of the foregoing.

Notwithstanding the foregoing, in no event shall the IP Collateral include: any intent-to use Trademark applications prior to the filing of a “Statement of Use”, “Amendment to Allege Use” or similar filing with regard thereto, to the extent and solely during the period, in which the grant of a security interest therein may impair the validity or enforceability of any Trademark that may issue from such intent to use Trademark application under applicable law.

1.                          Authorization and Request. Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this security interest.

2.                          Counterparts. This IP Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this IP Security Agreement by telecopy or other electronic imaging means (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart.

3.                          Governing Law. New York law governs this IP Security Agreement without regard to principles of conflicts of law.

4.                          Conflict. In the event of a conflict between any term and/or provision contained in this IP Security Agreement with any term and/or provision contained in any of LSA, the term and/or provision of the LSA shall govern.

5.                          Cantor Fitzgerald Securities is entering into this IP Security Agreement solely in its capacity as Agent and shall be entitled to all of the rights, privileges and immunities set forth in the LSA in acting hereunder.

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IN WITNESS WHEREOF, the Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

VERTEX ENERGY OPERATING, LLC, as Grantor

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

ACCEPTED AND AGREED

as of the date first above written:

CANTOR FITZGERALD SECURITIES, as Agent

By:	/s/ James Buccola
Name:	James Buccola
Title:	Head of Fixed Income

Exhibit A

Copyrights

None.

Exhibit B

Patents

Patent	Owner	Issue Date
“System for producing an American Petroleum Institute Standards Group III Base Stock from vacuum gas oil” (US #10,421,916 B2)	Vertex Energy	9/24/2019
“System for producing an American Petroleum Institute Standards Group III Base Stock from vacuum gas oil” (US #10,723,961 B2)	Vertex Energy	7/28/2020

Exhibit C

Trademarks

Trademark	Owner	Registration Date	Registration Number
VTX	Vertex Energy Operating, LLC	August 20, 2019	5839953
Vertex (Design)	Vertex Energy Operating, LLC	April 4, 2017	5177437
Producing Tomorrow’s Energy	Vertex Energy Operating, LLC	March 28, 2017	5172491
Vertex	Vertex Energy Operating, LLC	July 26, 2016	5007123